Exhibit 99.1

PRESS RELEASE

WASTE SERVICES ANNOUNCES FIRST QUARTER RESULTS
•	Record first quarter EBITDA.

•	Record first quarter EBITDA margin.

•	Record pre-tax income and net income from continuing operations.

•	EPS from continuing operations of $0.12.
BURLINGTON, Ontario, April 22, 2008, PRNewswire-FirstCall — Waste Services, Inc. (Nasdaq: WSII) today announced financial results for the three months ended March 31, 2008. The quarter was highlighted by strong top line growth and continued margin expansion:
•	Revenue growth of 22.7% to $116.6 million compared to $95.0 million in 2007.

•	Internal revenue growth was 0.8%, made up of 3.9% price, 1.9% fuel surcharge, (5.0)% volume.

•	Acquisitions net of divestitures added $18.2 million of revenue or 19.1%, while the net expiration of municipal contracts accounted for a $3.8 million reduction or 4.0%.

•	Operating income and Adjusted EBITDA expanded to $12.1 million and $24.6 million with margins of 10.4% and 21.1%, respectively.
David Sutherland-Yoest, Waste Services Chairman and Chief Executive Officer, stated, “The company has completed another successful quarter of increasing EBITDA and EBITDA margins. We have also reduced debt, improved intrinsic shareholder value, and produced positive earnings per share both on a reported and normalized basis. We are happy to report that pricing remains strong in the current environment and all of our regions are on track to meet expectations going into our seasonally strong second quarter.”

2008 Outlook
Waste Services confirmed the following guidance for 2008:
•	Revenue in the range of $480 million to $500 million.

•	Organic revenue growth is expected to be from 3% to 4%.

•	EBITDA in the range of $110 million to $115 million.

•	Adjusted EBITDA in the range of $115 million to $120 million.

•	Operating income in the range of $55 million to $65 million.

•	Pre-tax income in the range of $20 million to $25 million.

•	Normalized EPS(1) from continuing operations in the range of $0.30 to $0.35 per share.

•	Capital spending is expected to be in the range of $55 million to $60 million.
This guidance assumes: (i) no significant deterioration in economic conditions in Florida or Canada, and (ii) no significant change in exchange rates. Guidance will be adjusted upon announcement of any unusual or non-recurring items as the year progresses.

(1)	Normalized EPS is defined as earnings per share as adjusted to reflect the average statutory income tax rate estimated at 36%.

Reconciliation of Non-GAAP Measures:
The following table reconciles the differences between net loss, as determined under US GAAP, and EBITDA from continuing operations, a non-GAAP financial measure (in thousands) (unaudited):

	For The Three Months
	Ended March 31,
	2008	2007
Net income (loss) from continuing operations	$5,278	$(4,243)
Income tax (benefit) provision	(3,433)	1,364
Interest expense	10,238	9,745
Depreciation, depletion and amortization	11,790	11,358

EBITDA from continuing operations (1)	$23,873	$18,224

The following table reconciles the differences between EBITDA and Adjusted EBITDA, as defined in our credit agreement, for the three months ended March 31, 2008 and 2007 (in thousands) (unaudited):

	For The Three Months
	Ended March 31,
	2008	2007
EBITDA from continuing operations (1)	$23,873	$18,224
Adjustments to EBITDA from continuing operations (as defined per credit agreement):
Non-cash items (2)	718	325
Other excludable expenses (3)	—	1,225

Adjusted EBITDA from continuing operations (1)	$24,591	$19,774

(1)	EBITDA from continuing operations and Adjusted EBITDA from continuing operations as defined in our credit agreement (“Adjusted EBITDA”) are non-GAAP measures used by management to measure performance. We also believe that EBITDA from continuing operations and Adjusted EBITDA from continuing operations may be used by certain investors to analyze and compare our operating performance between accounting periods and against the operating results of other companies that have different financing and capital structures or tax rates and to measure our ability to service our debt. In addition, management uses EBITDA from continuing operations, among other things, as an internal performance measure. Our lenders also use Adjusted EBITDA from continuing operations to measure our ability to service and/or incur additional indebtedness under our credit facilities. However, EBITDA from continuing operations and Adjusted EBITDA from continuing operations should not be considered in isolation or as a substitute for net income, cash flows or other financial statement data prepared in accordance with US GAAP or as a measure of our performance, profitability or liquidity. EBITDA from continuing operations and Adjusted EBITDA from continuing operations are not calculated under US GAAP and therefore are not necessarily comparable to similarly titled measures of other companies.

(2)	Non-cash adjustments primarily include impairment of deferred acquisition costs, stock-based compensation expense and gains and losses on foreign exchange and asset sales.

(3)	Other excludable expenses adjustments include professional fees for certain litigation, severance and other non-recurring costs.

We will host an investor and analyst conference call on Wednesday, April 23, 2008 at 8:30 a.m. (ET) to discuss the results of today’s earnings announcement. If you wish to participate in this call, please phone 866-713-8565 (US and Canada) or 617-597-5324 (International) and enter passcode number 26455361. To hear a web cast of the call over the Internet, access the home page of our website at www.wasteservicesinc.com. A post-view of the call will be available until May 7, 2008 by phoning 888-286-8010 (US and Canada) or 617-801-6888 (International) and entering passcode number 23519314. The web cast will also be available on our website.
Safe Harbor for Forward-Looking Statements
Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the company’s future plans, objectives and goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from the plans, objectives and goals set forth in this press release. Factors which could materially affect such forward-looking statements can be found in the company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in the company’s Form 10-K for the year ended December 31, 2007. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
The forward-looking statements made in this press release are only made as of the date hereof and Waste Services undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
This release does not constitute an offer to sell or the solicitation of any offer to buy any securities. The company’s securities may not be offered or sold in the United States absent a registration or applicable exemption from registration requirements under applicable state and federal securities laws.
Waste Services, Inc., a Delaware corporation, is a multi-regional, integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s website is www.wasteservicesinc.com. Information on the company’s website does not form part of this press release.
For information contact:
Edwin D. Johnson
Executive Vice President and Chief Financial Officer
Waste Services, Inc.
561-237-3400

WASTE SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2007
Revenue	$116,609	$94,999

Operating and other expenses:
Cost of operations (exclusive of depreciation, depletion and amortization)	76,544	62,767
Selling, general and administrative expense (exclusive of depreciation, depletion and amortization)	16,365	14,431
Depreciation, depletion and amortization	11,790	11,358
Foreign exchange gain and other	(173)	(423)

Income from operations	12,083	6,866
Interest expense	10,238	9,745

Income (loss) from continuing operations before income taxes	1,845	(2,879)
Income tax (benefit) provision	(3,433)	1,364

Net income (loss) from continuing operations	5,278	(4,243)
Net income from discontinued operations, net of tax provision of $301 and $2 for the three months ended March 31, 2008 and 2007, respectively	461	3
Gain on sale of discontinued operations, net of tax provision of $4,549 and $371 for the three months ended March 31, 2008 and 2007, respectively	6,969	567

Net income (loss)	$12,708	$(3,673)

Basic and diluted earnings (loss) per share:
Earnings (loss) per share — continuing operations	$0.12	$(0.09)
Earnigns per share — discontinued operations	0.16	0.01

Basic and diluted earnings (loss) per share	$0.28	$(0.08)

Weighted average common shares outstanding
Basic	46,075	45,972
Diluted	46,093	45,972

WASTE SERVICES, INC.
SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA
(In thousands of US dollars)
Balance Sheet Data:

	March 31,	December 31,
	2008	2007
Cash	$32,286	$20,706
Current assets	$101,664	$99,406
Total assets	$892,404	$938,488
Current liabilities	$88,170	$95,375
Debt:
Senior secured credit facilities:
Revolver	$—	$—
Term loan	231,410	273,910
Senior subordinated notes	160,000	160,000
Other notes	10,228	10,530

Total debt	$401,638	$444,440
Shareholders’ equity	$356,883	$350,595
Cash Flow Data:

	Period Ended March 31,
	2008	2007
Cash flows provided by continuing operations	$8,334	$8,954
Cash flows provided by (used in) investing activities for continuing operations	$45,209	$(34,221)
Cash flows provided by (used in) financing activities of continuing operations	$(42,859)	$23,687
Capital expenditures from continuing operations	$10,407	$7,403

WASTE SERVICES, INC.
SUPPLEMENTAL UNAUDITED GROWTH RATES AND COUNTRY DATA
(In thousands)
Waste Services, Inc.
Revenue Growth
For The Quarter Ended March 31, 2008
(in thousands)

Total Revenue, March 31, 2007	$94,999
Impact on revenue from changes in:
Price	5,489	5.8%
Volume	(4,791)	-5.0%
Acqusition/Disposition	18,181	19.1%
Gain/Loss of Contracts	(3,822)	-4.0%
Other	(1,505)	-1.6%
Foreign currency impact	8,058	8.5%

Total Revenue, March 31, 2008	$116,609

COUNTRY DATA
(In thousands)

	Three Months Ended March 31, 2008
	US		Canada		Total
Revenue	$60,090	100.0%	$56,519	100.0%	$116,609	100.0%
Operating expenses:
Cost of operations	38,916	64.8%	37,628	66.6%	76,544	65.6%
Selling, general and administrative expense	8,100	13.5%	8,265	14.6%	16,365	14.0%
Depreciation, depletion and amortization	6,847	11.4%	4,943	8.8%	11,790	10.1%
Foreign exchange (gain) loss and other	(200)	-0.4%	27	0.0%	(173)	-0.1%

Income from continuing operations	$6,427	10.7%	$5,656	10.0%	$12,083	10.4%

	Three Months Ended March 31, 2007
	US		Canada		Total
Revenue	$50,198	100.0%	$44,801	100.0%	$94,999	100.0%
Operating expenses:
Cost of operations	31,935	63.6%	30,832	68.8%	62,767	66.1%
Selling, general and administrative expense	8,128	16.2%	6,303	14.1%	14,431	15.2%
Depreciation, depletion and amortization	7,390	14.7%	3,968	8.9%	11,358	12.0%
Foreign exchange gain and other	(208)	-0.4%	(215)	-0.5%	(423)	-0.5%

Income from continuing operations	$2,953	5.9%	$3,913	8.7%	$6,866	7.2%